Exhibit 99.1

FOR IMMEDIATE RELEASE:             May 30, 2006

Contacts
Investors:	Media:

Renee Lyall Office: (408) 567-5815 renee.lyall@mcdata.com	Jil Backstrom Office: (720) 558-4774 press.release@mcdata.com

McDATA Announces First Quarter Fiscal Year 2006 Financial Results

Non-GAAP Net Income Increases More Than 100% Year-over-Year

BROOMFIELD, Colo. – May 30, 2006 – McDATA Corporation (Nasdaq: MCDTA/MCDT) today reported results for the first quarter (Q1 06) ended April 30, 2006. Net revenues for Q1 06 totaled $168.3 million, a 70 percent increase over the $98.9 million reported in the first quarter of fiscal year 2005 (Q1 05). This compares to $181.8 million reported in the fourth quarter of fiscal year 2005 (Q4 05).

The net loss for Q1 06 on a generally accepted accounting principles (GAAP) basis was ($9.5) million, or ($0.06) per basic and diluted share, compared to a net loss of ($2.9) million, or ($0.02) per basic and diluted share in Q1 05, and GAAP net income of $5.3 million, or $0.03 per basic and diluted share in Q4 05.

Non-GAAP net income for Q1 06 totaled $6.1 million, or $0.04 per diluted share, compared to non-GAAP net income of $3.0 million, or $0.03 per diluted share, reported in Q1 05, and non-GAAP net income of $12.6 million, or $0.08 per diluted share in Q4 05.

McDATA’s Q1 06 non-GAAP net income excludes charges related to the amortization of purchased intangible assets, certain restructuring and severance costs, amortization of debt discount, a one-time RoHS inventory accrual, and the impact of stock compensation expense following the adoption of FAS 123R. Q1 05 non-GAAP net income excludes charges related to the amortization of deferred compensation and amortization of purchased intangible assets. Q4 05 non-GAAP net income excludes charges related to the amortization of deferred compensation, amortization of purchased intangible assets, certain restructuring and severance costs, and amortization of debt discount. Non-GAAP results are a supplement to GAAP financial statements and exclude certain expenses to provide what McDATA believes is a more complete understanding of our underlying operational trends. McDATA management uses non-GAAP results as one of the primary indicators for planning of future periods. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

“McDATA’s first quarter results were solid by any measure.” said John Kelley, chairman, president and CEO. “We experienced strong growth in our 4 Gb/s switching products and continued traction with the Intrepid 10000. I believe the results this quarter demonstrate that our business model is well leveraged to drive earnings growth, and I am optimistic that our understanding of our customers’ needs, coupled with our unique ability to provide integrated solutions, will pave the way to revenue acceleration in 2006.”

Q1 06 Financial Highlights

•	Total revenue increased more than 70 percent to $168.3 million, compared to $98.9 million in Q1 05

•	Software revenue increased 21 percent to $19 million, compared to $15.7 million in Q1 05

•	Services revenue increased more than 400 percent to $33 million, compared to $6.6 million in Q1 05

•	Non-GAAP operating expenses represented 43 percent of revenue versus 51 percent one year ago

•	Non-GAAP operating margin increased to 4.7 percent versus 3.3 percent one year ago

•	Non-GAAP net income increased more than 100 percent to $6.1 million, compared to $3.0 million in Q1 05

•	Non-GAAP EPS increased more than 33 percent to $0.04, compared to $0.03 in Q1 05

Q1 06 Business Highlights

•	Introduced “McDATA ROC” - a total solution for Remote Office Consolidation enabling consolidation, optimization and protection of remote corporate data assets without slowing the pace of real-time global business

•	Enhanced an already strong partnership with OEM partner EMC by adding EMC’s Rainfinity centralized file virtualization and management capabilities to McDATA’s ROC offering

•	Introduced increased data movement speeds for Intrepid® Directors with the release of the non-disruptive and seamlessly upgradeable 4Gb/s QPM Blade for Intrepid 6140 Directors

•	Achieved milestone of more than 25,000 directors sold worldwide, reaching a 65 percent lifetime product share in the fibre channel director space

•	Intrepid 10000 Director received the highest-ranking “Gold Award” for networking equipment as part of SearchStorage’s “Best Storage Products” of 2005

Conference Call and Webcast

McDATA will host a conference call to discuss Q1 06 financial results today, May 30, 2006, at 3 p.m. MDT. The conference call will be webcast live at www.mcdata.com. An archive of the webcast will be available for 12 months at www.mcdata.com.

###

About McDATA (www.mcdata.com)

McDATA (Nasdaq: MCDTA/MCDT) is the only data infrastructure solutions provider that can deliver a Global Enterprise Data Center- a globally connected, centrally managed and highly optimized data network. With more than 20 years of storage networking experience, McDATA is trusted in the world’s largest data centers, connecting more than two-thirds of all networked data and enabling information access anytime, anywhere.

Forward-Looking Statements

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our relationships with EMC, IBM and HDS and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products, manufacturing constraints, our ability to integrate CNT’s operations with our operations and other risk factors that are disclosed in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 30, 2005	April 30, 2006
Revenue	$98,868	$168,312
Cost of revenue	45,440	90,728

Gross profit	53,428	77,584
Operating expenses:
Research and development	20,932	26,457
Selling and marketing	24,048	36,796
General and administrative	5,583	11,200
Amortization of acquired intangible assets	5,570	11,060
Restructuring costs	—	576
Amortization of deferred compensation	703	—

Operating expenses	56,836	86,089
Loss from operations	(3,408)	(8,505)
Interest and other income, net	967	625

Loss before income taxes	(2,441)	(7,880)
Income tax expense	416	1,663

Loss before equity in net loss of affiliated company	(2,857)	(9,543)
Equity in net loss of affiliated company	—	—

Net loss	$(2,857)	$(9,543)

Basic and diluted net loss per share	$(0.02)	$(0.06)

Shares used in computing basic and diluted net loss per share	115,474	153,702

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 30, 2005	April 30, 2006
Revenue	$98,868	$168,312
Cost of revenue	45,419	88,486

Gross profit	53,449	79,826
Operating expenses:
Research and development	20,632	26,132
Selling and marketing	24,009	36,157
General and administrative	5,579	9,590
Acquired in-process research and development	—	—
Restructuring costs	—	—
Amortization of deferred compensation	—	—

Operating expenses	50,220	71,879
Income from operations	3,229	7,947
Interest and other income, net	967	1,445

Income before income taxes	4,196	9,392
Income tax expense	1,175	3,287

Income before equity in net loss of affiliated company	3,021	6,105
Equity in net loss of affiliated company	—	—

Net income	$3,021	$6,105

Basic net income per share	$0.03	$0.04

Shares used in computing basic net income per share	115,474	153,702

Diluted net income per share	$0.03	$0.04

Shares used in computing diluted net income per share	116,185	155,103

McDATA CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) (Note 2)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 30, 2005	April 30, 2006
GAAP net loss	$(2,857)	$(9,543)
Adjustments:
Amortization of deferred compensation and acquisition-related compensation	1,067
Amortization of intangible assets	5,570	11,059
FAS 123R stock based compensation		2,625
RoHS inventory reserve		1,873
Amortization of discount on convertible debt		820
Restructuring		576
Severence		319
Income tax expense	(759)	(1,624)

Non-GAAP net income	$3,021	$6,105
GAAP net loss per share – basic and diluted	$(0.02)	$(0.06)
Non-GAAP net income per share – basic and diluted	$0.03	$0.04
Shares used in non-GAAP per share calculation - diluted	116,185	155,103

Note (1) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended
Non-GAAP Adjustments	April 30, 2005	April 30, 2006
Cost of revenue:
Severence	$21	$15
Inventory reserve - RoHS		1,873
FAS 123R stock based compensation		354

Operating expenses subtotal	21	2,242

Operating expenses:
Research and development:
Acquisition-related compensation	300
FAS 123R stock based compensation		326
Selling and marketing:
Acquisition-related compensation	39
FAS 123R stock based compensation		639
General and administrative:
Acquisition-related compensation	4
FAS 123R stock based compensation		1,306
Restructuring costs	—	576
Amortization of intangible assets	5,570	11,059
Severence		304
Amortization of deferred compensation	703

Operating expenses subtotal	6,637	16,452

Amortization of discount on convertible debt	—	820

Total non-GAAP Adjustments	6,637	17,272

Income tax expense	759	1,624

After-tax impact of non-GAAP adjustments	$5,878	$15,648

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31, 2006	April 30, 2006
Assets
Cash, cash equivalents and short term investments	$310,193	$330,060
Securities lending collateral	62,555	73,137
Accounts receivable, net	126,106	112,979
Inventories, net	33,100	34,658
Other current assets	13,423	16,622

Total current assets	545,377	567,456
Property and equipment, net	109,118	109,973
Long-term investments	31,884	19,703
Goodwill	266,141	266,929
Intangible assets, net	123,694	112,644
Other assets, net	70,495	75,656

Total assets	$1,146,709	$1,152,361

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$137,514	$132,139
Securities lending collateral	62,555	73,137
Current portion of deferred revenue	61,242	61,866
Current portion of subordinate debt	—	120,841
Current of capital leases	2,977	2,583

Total current liabilities	264,288	390,566
Capital leases, less current portion	3,532	3,164
Deferred revenue, less current portion	31,380	30,960
Convertible subordinate debt	285,889	165,275
Other long-term liabilities	1,844	15,834

Total liabilities	594,486	605,799
Stockholders’ equity	552,223	546,562

Total liabilities and stockholders’ equity	$1,146,709	$1,152,361

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	April 30, 2005	April 30, 2006
Net cash provided by operating activities	$8,105	$14,358

Cash flows from investing activities:
Purchases of property and equipment	$(2,301)	$(3,919)
Net purchases and sales of investments	3,531	(24,833)

Net cash provided (used) by investing activities	$1,230	$(28,752)

Cash flows from financing activities:
Payments on notes payable and capital leases	$(277)	$(755)
Proceeds from the issuance of common stock	64	820

Net cash provided (used) by financing activities	$(213)	$65

Effect of exchange rate changes on cash		$(151)
Net increase (decrease) in cash and cash equivalents	$9,122	$(14,480)

# # #